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                                                                   EXHIBIT 10.55

                                  BIGMAR, INC.
                             STOCK OPTION AGREEMENT
                          UNDER 1997 STOCK OPTION PLAN

                           NON-QUALIFIED STOCK OPTION

                              DECEMBER ______, 1997

     AGREEMENT entered into by and between Bigmar, Inc., a Delaware corporation with its principal place of business at 9711 Sportsman Club Road, Johnstown, Ohio (the "Company"), and the undersigned employee of the Company (the "Optionee").

     A. The Company desires to grant the Optionee a stock option under the Company's 1997 Stock Option Plan (the "Plan") to acquire shares of the Company's Common Stock, $.001 par value per share (the "Shares").

     B. Options granted pursuant to the Plan may be designated as either incentive stock options meeting the requirements of section 422 of the Internal Revenue Code of 1986 (the "Code") or non-qualified stock options which are not intended to meet the requirements of Section 422 of the Code.

     C. Pursuant to Section 422(d)(1 ) of the Code, if an incentive stock option is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year by an individual exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation shall be treated as a non-qualified option.

     D. Stock options granted to the Optionee exceed the $100,000 limitation set forth in Section 422(d)(1) of the Code. Therefore, the excess portion of such options are automatically converted into non-statutory options which are governed by this Agreement.

     E. The Plan provides that each option is to be evidenced by an option agreement, setting forth the terms and conditions of the option.

     ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Optionee hereby agree as follows:

     1. GRANT OF OPTION.

     The Company hereby grants to the Optionee a non-qualified stock option (the "Option") to purchase all or any part of an aggregate of the number of Shares shown at the end of this Agreement on the terms and conditions hereinafter set forth. This
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option is intended to be treated as a non-qualified option which is not subject to the requirements of an incentive stock option under section 422 of the Code.

     2. PURCHASE PRICE.

     The purchase price ("Purchase Price") for the Shares covered by the Option shall be $___________ per Share.

     3. TIME OF EXERCISE OF OPTION.

     The Option shall vest in three equal installments, the first installment vesting on the date shareholder approval is obtained for the Plan and the second and third installments vesting on the first and second anniversary dates of this Agreement. To the extent the Option is not exercised by the Optionee when it becomes exercisable, it shall not expire, but shall be carried forward and shall be exercisable for a period of five (5) years following the date of vesting, provided, however, that no partial exercise of an Option shall be for less than one hundred (100) full Shares.

     Notwithstanding the contingency of shareholder approval contained in the preceding paragraph, Options which were previously granted under the 1996 Stock Option Plan and which are re-granted under modified terms of the 1997 Stock Option Plan, shall vest in accordance with the provisions of the 1996 Stock Option Plan.

     4. TERM OF OPTION: EXERCISABILITY.

     (a)  TERM OF OPTION.

           (i) Each Option shall expire five (5) years from the date of vesting, except (a) as otherwise provided pursuant to the provisions of
               Section 6(b) of the Plan, and (b) for earlier termination as herein provided.

          (ii) Except as otherwise provided in this Section 4, an Option granted to any grantee whose employment, by the Company or any of its subsidiaries, is terminated, shall terminate on the earlier of
               (i) ninety (90) days after the date such grantee's employment, for the Company or any such subsidiary, is terminated, or (ii) the date on which the option expires by its terms.

         (iii) If the employment of a grantee is terminated by the Company or any of its subsidiaries for cause or because the grantee is in breach of any employment agreement or because the grantee voluntarily terminates such employment, such Option will
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               terminate on the date the grantee's employment is terminated by the Company or any such subsidiary, unless the Board determines, at the time of such option, to extend such option for a specified period (but not beyond the period described in Section 4(a)(ii) hereof).

          (iv) If the employment of a grantee is terminated by the Company or any of its subsidiaries because the grantee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), such Option shall terminate on the earlier of (i) one
               (l) year after the date such grantee's employment, by the Company or any such subsidiary, is terminated, or (ii) the date on which the Option expires by its terms.

           (v) In the event of the death of any grantee, any Option granted to such grantee shall terminate one (1) year after the date of death, or on the date on which the Option expires by its terms, whichever occurs first.

     (b)  EXERCISABILITY.

           (i) An Option granted to a grantee whose employment, by the Company or any of its subsidiaries, is terminated, for whatever reason, including, without limitation, death or disability, shall be exercisable only to the extent that such Option has accrued and vested, and is in effect on the date such grantee's employment, by the Company or any such subsidiary, is terminated.

     5. MANNER OF EXERCISE OF OPTION.

     (a) Pursuant to Section 9(b) of the Plan, to the extent that the right to purchase Shares under an Option has accrued and is in effect, Options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the Option, to the Company, stating the number of Shares with respect to which the Option is being exercised, accompanied by payment in full for such Shares as provided in Section 9(a) of the Plan. Upon such exercise, delivery of a certificate for paid-up non-assessable Shares shall be made at the principal office of the Company to the person or persons exercising the Option at such time, during ordinary business hours, after thirty (30) days but not more than ninety (90) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the Option except as otherwise required by
Section 17 of the Plan.
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     (b) The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Option.

     6. NON-TRANSFERABILITY.

     The right of any Optionee to exercise any Option granted to him or her shall not be assignable or transferable by such grantee other than by will or the laws of descent and distribution, and any such Option shall be exercisable during the lifetime of such grantee only by him or her. Any Option granted under the Plan shall be null and void and without effect upon the bankruptcy of the grantee to whom the Option is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such Option.

     7. REPRESENTATION LETTER AND INVESTMENT LEGEND.

     (a) In the event that for any reason the Shares to be issued upon exercise of the Option shall not be effectively registered under the Securities Act of 1933, as amended (the"1933 Act") upon any date on which the Option is exercised in whole or in part, the person exercising the option shall give a written representation to the Company in the form attached hereto as Exhibit 1 and the Company shall place an "investment legend", so-called, as described in Exhibit 1, upon any certificate for the Shares issued by reason of such exercise.

     (b) The Company shall be under no obligation to qualify the Shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purposes of covering the issue of the Shares.

     8. ADJUSTMENTS ON CHANGES IN CAPITALIZATION.

     Adjustments on changes in capitalization and the like shall be made in accordance with the Plan, as in effect on the date of this Agreement.

     9. NO SPECIAL EMPLOYMENT RIGHTS.

     Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment of the Optionee for the period within which this Option may be exercised. However, during the period of the Optionee's employment, the Optionee shall render diligently and faithfully the services which are assigned to the Optionee from time to time by the Board or by the executive officers of the Company and shall at no time take any action which directly or indirectly would be inconsistent with the best interests of the Company.
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     10. RIGHTS AS A STOCKHOLDER.

     The Optionee shall have no rights as a stockholder with respect to any Shares which may be purchased by exercise of this Option unless and until a certificate or certificates representing such Shares are duly issued and delivered to the Optionee.

     11. WITHHOLDING TAXES.

     Whenever Shares are to be issued upon exercise of this Option, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy all Federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. The Company may agree to permit the Optionee to withhold Shares purchased upon exercise of this Option to satisfy the above-mentioned withholding requirement; provided, however, no such agreement may be made by an Optionee who is an officer or director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, except pursuant to a standing election to so withhold Shares purchased upon exercise of an Option, such election to be made in the form set forth in Exhibit 2 hereto and to be made not less than six (6) months prior to the date of such exercise. Such election may be revoked by the Optionee only upon six (6) months prior written notice to the Company.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed, and the Optionee has hereunto set his or her hand, all as of the day and year first above written.

                                   BIGMAR, INC.

                                   By:
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                                   Title:
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                                   OPTIONEE

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                                   Name:

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                                   Address


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                                   Social Security Number

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                                   Number of Shares

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                                   Purchase Price Per Share

                                   See Section 4(a)(ii)
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                                   Expiration Date